EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 29, 2008, accompanying the consolidated financial statements (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”) and management’s assessment of the effectiveness of internal control over financial reporting of Watsco, Inc. and subsidiaries which are incorporated by reference in the 2007 Annual Report of Watsco, Inc. on Form 10-K for the year ended December 31, 2007 and accompanying the schedule which is included in the Annual Report of Watsco, Inc. and subsidiaries for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Watsco, Inc. on Forms S-3 (No. 33-7758, No. 33-37982, No. 333-00371, No. 333-01441 and No. 333-19803) and on Forms S-8 (No. 333-10363, No. 333-80341, No. 333-39380, No. 333-126824, No. 333-82011, No. 33-51934, No. 33-72798 and No. 333-86006).

/s/ GRANT THORNTON LLP

Miami, Florida

February 29, 2008